Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (File Nos. 33-48655, 33-69058, and 33-91090) pertaining to the Scholastic Corporation 401(k) Savings and Retirement Plan; Registration Statement Form S-8 (File No. 33-46338) pertaining to the 1992 Stock Option Plan; Registration Statement Form S-8 (File No. 33-50128) pertaining to the 1992 Outside Director's Stock Option Plan; Registration Statement Form S-8 (File Nos. 333-62297 and 333-110302) pertaining to the Scholastic Corporation 1997 Outside Director's Stock Option Plan; Registration Statement Form S-8 (File No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement Form S-8 (File Nos. 333-68181 and 333-110301) pertaining to the Scholastic Corporation Employee Stock Purchase Plan; Registration Statement Form S-8 (File No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan; Registration Statement Form S-8 (File No. 333-77010) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan of our reports dated August 5, 2005, with respect to the consolidated financial statements and schedule of Scholastic Corporation, Scholastic Corporation management's assessment of effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Scholastic Corporation, included in this Annual Report (Form 10-K) for the year ended May 31, 2005.




                                       /s/ Ernst & Young LLP
                                       ---------------------

New York, New York
August 5, 2005